UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

Playboy Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.  Regulation FD Disclosure.

Tuesday, July 21, 2009 – Playboy Enterprises, Inc. (PEI) today said that due to the significant deterioration in the New York real estate market, it now is revising its estimated restructuring charge related to its previously announced and implemented plan to vacate the company’s New York office space.  Based on information provided by Cushman & Wakefield, PEI’s real estate brokers, the company now expects to record a restructuring charge of approximately $9 million in the second quarter ended June 30, 2009, that previously was expected to be approximately $4 million.  This charge reflects the discounted value of current broker estimates of the loss on sublease income.  PEI also said it expects to record additional restructuring charges for the remainder of the 10-year lease averaging $1 million annually.  These charges represent a combination of depreciation of leasehold improvements and the remaining nominal lease obligation net of expected sublease income.

Playboy said that it expects to release second quarter 2009 results on Tuesday, August 4, 2009.

Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding management’s expectations and beliefs for the company's restructuring plans. Forward-looking statements may contain words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements.  Our ability to sublet our excess space in New York City may be impacted by the market for commercial rental real estate and economic conditions in that city as well as in the national and global economy generally.  In addition, completion and implementation of our restructuring plans could result in actual costs differing from estimates.  Additional risks and factors are identified in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ending December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are available on the SEC’s Web site at http://www.sec.gov. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Linda G. Havard
Linda G. Havard
Executive Vice President and
Chief Financial Officer